UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  October 27, 2015
Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)
(650) 802-7888
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Director.

On October 27, 2015, the Board of Directors of Communication Intelligence Corporation (the "Company") approved an increase in the number of authorized directors from five to seven directors.  In order to fill one of the two vacancies created by the increase in the number of authorized directors, in accordance with the applicable provisions of the Company's Certificate of Incorporation and Bylaws, on October 27, 2015 the Board of Directors appointed Michael Engmann to the Company's Board of Directors.

Consistent with the Company's past practices, Mr. Engmann will be granted an option to acquire 1,000,000 shares of the Company's Common Stock under the Company's 2011 Stock Compensation Plan at a per share exercise price equal to the closing per share market price of the Company's Common Stock. The option granted to Mr. Engmann will vest quarterly over three years, and will have a seven-year term. Further to the Company's policies, Mr. Engmann, as a non-employee director, will receive $1,000 for each Board meeting attended and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending such meetings.

During the preceding twelve months the Company entered into the following transactions with Mr. Engmann:

On March 24, 2015, the Company issued 1,000,000 shares of Series D-1 Preferred Stock to Mr. Engmann for $1,000,000 in cash. In addition the Company issued Mr. Engmann warrants to purchase 22,222,222 shares of Common Stock, immediately exercisable at $0.0225 per share. The warrants expire March 23, 2018. The warrants are exercisable in whole or in part and contain a cashless exercise provision.

On July 23, 2015, the Company issued 200,000 shares of Series D-1 Preferred Stock to Mr. Engmann for $2000,000 in cash. In addition the Company issued Mr. Engmann warrants to purchase 8,000,000 shares of Common Stock, immediately exercisable into common stock of the Company at $0.0125 per share. The warrants expire March 23, 2018. The warrants are exercisable in whole or in part and contain a cashless exercise provision.
On September 29, 2015, the Company issued to Mr. Engmann a demand note in the principal amount of $250,000 in exchange for an equivalent amount loaned to the Company by Mr. Engmann. This note bears interest at the rate of 10% per annum and both the principal and interest accrued are payable on demand.

Item 9.01(d) Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated November 2, 2015, entitled "Mike Engmann Joins CIC Board"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Communication Intelligence Corporation
Date: November 2, 2015
	By:	/s/ Andrea Goren

Andrea Goren
(Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 2, 2015, entitled "Mike Engmann Joins CIC Board"